                                                                      EXHIBIT 21
                                                                      ----------
               List of Subsidiaries of CoreStates Financial Corp
               -------------------------------------------------
                            as of December 31, 1994
                            -----------------------


Congress Financial Corporation          California         97%

     Congress Credit Corporation        New York          100%

     Congress Financial Corporation     Ontario           100%
     (Canada)

     Congress Financial Corporation     Illinois          100%
     (Central)

     Congress Financial Corporation     Florida           100%
     (Florida)

     Congress Financial Corporation     Wisconsin         100%
     (Midwest)

     Congress Financial Corporation     Massachusetts     100%
     (New England)

     Congress Financial Corporation     Oregon            100%
     (Northwest)

     Congress Financial Corporation     Georgia           100%
     (Southern)

     Congress Financial Corporation     Texas             100%
     (Southwest)

     Congress Financial Corporation     California        100%
     (Western)

     Congress Talcott Corporation       Pennsylvania      100%

        Congress Talcott Corporation    California        100%

CoreStates Bank of Delaware, N.A.       U.S.A.            100%

     Synapsys Inc.                      Delaware          100%

CoreStates Bank, N.A.                   U.S.A.            100%

     Clymer Realty Corporation          Pennsylvania      100%

     CoreStates Bank International      USA               100%

        Philadelphia International      Hong Kong         100%
        Finance Co. - Hong Kong
        Limited
        Philadelphia National LTDA      Brazil            100%/1/

     CoreStates Dealer Services Corp    Pennsylvania      100%

     CoreStates Investment Advisers,    Pennsylvania      100%
     Inc.

     CoreStates Mortgage Services       Pennsylvania      100%
     Corporation

     DMR Realty Corp.                   Pennsylvania      100%

     Fifth and Market Corporation       Pennsylvania      100%

     Financial Telesis, Inc.            Delaware          100%

     First Penco Realty Inc.            Pennsylvania      100%

     First Pennsylvania Financial       Delaware          100%
     Services, Inc.

     Philadelphia International         U.S.A.            100%
     Investment Corporation

        Established Holdings Limited    England           100%
        New World Development           Bahamas           100%
        Corporation Limited

           New World Group Holdings     Canada             37.5%
           Limited
           Philadelphia National        England           100%
           Limited

        Philadelphia International      Delaware          100%
        Equities, Inc.

           Heritable Group PLC          England            50.01%
           TI Remnaco, Inc.             Canada             39.8%

     Two APM Plaza, Inc.                Delaware           89%

CoreStates Capital Corp                 Pennsylvania      100%

     ___________________________
        /1/Except for Brazilian resident quote shares


CoreStates Community Development        Pennsylvania      Board
Corporation, Inc.                                         majority

     Partnership Homes                  Pennsylvania      1/2 Board
                                                          membership

CoreStates Delaware                     Delaware          100%

CoreStates Export Trading Company       Pennsylvania      100%

CoreStates Holdings, Inc.               Delaware          100%

     Electronic Payment Services, Inc.  Delaware           20%/2/

        BUYPASS Corporation             Georgia            54%

           Data NOW National            Delaware          100%
           Services, Inc.

        Electronic Payment Service      Delaware          100%
        Corp
        MONEY ACCESS SERVICE CORP       Ohio              100%

           Metroteller Security         New York          100%
           Corporation

        Money Access Service Inc.       Delaware          100%

CoreStates Securities Corp              Pennsylvania      100%

First Bank of Philadelphia              Pennsylvania       24.81%

First Pennsylvania Insurance            Virginia          100%
Services, Inc.

Independence Investment Corp.           Delaware          100%

Independence Life Insurance             Arizona           100%
Company

Independence Resources, Inc.            Pennsylvania      100%

_______________________________
           /2/The remaining interests are owned by Banc One Corporation, PNC Financial Corp, KeyCorp and National City Corporation.

New Jersey National Corporation         New Jersey        100%

     New Jersey National Bank           U.S.A.            100%

          Badeal, Inc.                  New Jersey        100%

            ABD Properties, Inc.        Pennsylvania      100%

          Citizens Investments          Delaware          100%
          of Delaware
          Eagle 1851, Inc.              New Jersey        100%
          First Peoples Investment Co   Delaware          100%
          Mercer Development Co., Inc.  New Jersey        100%

Pennamco, Inc.,                         Delaware          100%

Pennco Life Insurance Company           Arizona           100%

Princeton Life Insurance Company        Pennsylvania      100%/3/

_______________________
     /3/Except for directors' qualifying shares